Exhibit 99.1

Contact:                         Lily Outerbridge
        Investor Relations
        (441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD.  REPORTS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2008 FINANCIAL RESULTS

HAMILTON, BERMUDA, FEBRUARY 18, 2009 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $64.1 million, or $1.18 per diluted common share, for the quarter ended December 31, 2008 and net income of $226.2 million, or $3.98 per diluted common share, for the year ended December 31, 2008.

The results for the quarter are consistent with the Company’s previously announced increase in the ultimate loss estimate for Hurricane Ike and reflect net realized gains of approximately $42.9 million associated with the Company’s investment portfolio.  The results for the quarter include net premiums earned of $274.2 million, a decrease of 9.2% from the same quarter last year, net favorable development of $49.3 million, compared to net favorable development of $28.3 million in the same quarter last year, and net investment income of $42.5 million, a decrease of 20.6% from the same quarter last year.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “2008 was a difficult year for our industry.  The underwriting, investment and capital management environments challenged companies’ risk management capabilities.  Platinum performed well and our results reflect our discipline in these areas.  Our book value per share was $34.58 as of December 31, 2008, an increase of 2.8% and 1.6% for the quarter and full year, respectively.”

Mr. Price added, “It has always been our strategy to operate from a position of financial strength and we feel this is especially important in the current environment.  During the January 1, 2009 renewal period, we reduced our peak zone catastrophe exposure to enhance our capital cushion. We continued our approach of underwriting for profitability, not market share, and produced a reinsurance portfolio that is significant and well balanced, though smaller than in prior January 1 renewal periods. We anticipate that the reinsurance market will improve during 2009 and intend to continue our balanced approach to underwriting, investment and capital management.”

Results for the quarter ended December 31, 2008 were summarized as follows:

•	Net income was $64.1 million or $1.18 per diluted common share.

•	Net premiums written were $237.3 million and net premiums earned were $274.2 million.

•	GAAP combined ratio was 97.7%.

•	Net investment income was $42.5 million.

Results for the quarter ended December 31, 2008 compared to the quarter ended December 31, 2007 were summarized as follows:

•	Net income decreased $38.1 million (or 37.3%).

•	Net premiums written decreased $3.7 million (or 1.6%) and net premiums earned decreased $27.8 million (or 9.2%).

•	GAAP combined ratio increased 22.4 percentage points.

•	Net investment income decreased $11.0 million (or 20.6%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended December 31, 2008 were $138.5 million, $94.8 million and $4.0 million, respectively, representing 58.4%, 40.0% and 1.6%, respectively, of total net premiums written. Combined ratios for these segments were 97.5%, 99.0% and 58.8%, respectively. Compared to the quarter ended December 31, 2007, net premiums written increased $33.0 million (or 31.2%) in the Property and Marine segment and decreased $33.9 million (or 26.3%) and $2.8 million (or 41.8%) in the Casualty and Finite Risk segments, respectively.

Results for the year ended December 31, 2008 were summarized as follows:

•	Net income was $226.2 million or $3.98 per diluted common share.

•	Net premiums written were $1.04 billion and net premiums earned were $1.11 billion.

•	GAAP combined ratio was 91.9%.

•	Net investment income was $186.6 million.

Results for the year ended December 31, 2008 compared to the year ended December 31, 2007 were summarized as follows:

•	Net income decreased $130.7 million (or 36.6%).

•	Net premiums written decreased $82.2 million (or 7.3%) and net premiums earned decreased $58.3 million (or 5.0%).

•	GAAP combined ratio increased 10.9 percentage points.

•	Net investment income decreased $27.6 million (or 12.9%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the year ended December 31, 2008 were $593.1 million, $430.1 million and $14.4 million, respectively, representing 57.2%, 41.5% and 1.3%, respectively, of total net premiums written.  Combined ratios for these segments were 87.9%, 96.8% and 90.6%, respectively.  Compared to the year ended December 31, 2007, net premiums written increased $88.1 million (or 17.4%) in the Property and Marine segment and decreased $154.5 million (or 26.4%) and $15.8 million (or 52.3%) in the Casualty and Finite Risk segments, respectively.

Total assets were $4.93 billion as of December 31, 2008, a decrease of $151.6 million (or 3.0%) from $5.08 billion as of December 31, 2007.  The decrease in total assets reflects share repurchases, an increase in unrealized losses and positive cash flow from operations. Cash, cash equivalents and fixed maturity investments were $4.26 billion as of December 31, 2008, a decrease of $201.6 million (or 4.5%) from $4.46 billion as of December 31, 2007.

Shareholders’ equity was $1.81 billion as of December 31, 2008, a decrease of $189.0 million (or 9.5%) from $2.00 billion as of December 31, 2007.  Book value per common share was $34.58 as of December 31, 2008 based on 47.5 million common shares outstanding, an increase of $0.54 (or 1.6%) from $34.04 as of December 31, 2007 based on 53.8 million common shares outstanding.  Book value reflects share repurchases during 2008 of $266.3 million at an average price of $34.31 per share.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, February 19, 2009 at 8:00 a.m. Eastern time.  The call can be accessed by dialing 888-240-9345 (US callers) or 913-312-0845 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday, February 19, 2009 until midnight Eastern time on Thursday, February 26, 2009.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode: 1402089.  The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this financial supplement should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, severe catastrophic events over which we have no control, the effectiveness of our loss limitation methods and pricing models, the adequacy of our liability for unpaid losses and loss adjustment expenses, our ability to maintain our A.M. Best Company, Inc. rating, the cyclicality of the property and casualty reinsurance business, conducting operations in a competitive environment, our ability to maintain our business relationships with reinsurance brokers, the availability of retrocessional reinsurance on acceptable terms, market volatility and interest rate and currency exchange rate fluctuation, tax, regulatory or legal restrictions or limitations applicable to us or the property and casualty reinsurance business generally, general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged United States or global economic downturn or recession; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us.  The foregoing factors should not be construed as exhaustive.  Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of December 31, 2008 and December 31, 2007
(amounts in thousands, except per share amounts)

	December 31, 2008	December 31, 2007
	(Unaudited)
Assets
Investments	$3,371,886	$3,371,348
Cash, cash equivalents and short-term investments	888,053	1,090,155
Reinsurance premiums receivable	307,539	244,360
Accrued investment income	29,041	34,696
Reinsurance balances (prepaid and recoverable)	23,310	37,348
Deferred acquisition costs	50,719	70,508
Funds held by ceding companies	136,278	165,604
Other assets	120,337	64,731
Total assets	$4,927,163	$5,078,750

Liabilities
Unpaid losses and loss adjustment expenses	$2,463,506	$2,361,038
Unearned premiums	218,890	298,498
Debt obligations	250,000	250,000
Commissions payable	125,551	100,204
Other liabilities	59,819	70,633
Total liabilities	3,117,766	3,080,373

Total shareholders' equity	1,809,397	1,998,377

Total liabilities and shareholders' equity	$4,927,163	$5,078,750

Book value per common share (a)	$34.58	$34.04

(a) Book value per common share is determined by dividing shareholders' equity, excluding capital attributable to preferred shares, by actual common shares outstanding including unvested restricted common shares.  Unvested restricted common shares were as follows: December 31, 2008 - 269,884; December 31, 2007 - 55,910

Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Twelve Months Ended December 31, 2008 and 2007
(amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Revenue
Net premiums earned	$274,238	302,012	1,114,796	$1,173,088
Net investment income	42,537	53,556	186,574	214,222
Net realized gains (losses) on investments	42,931	1,655	26,568	(1,222)
Other income (expense)	(195)	(1,884)	337	(2,173)
Total revenue	359,511	355,339	1,328,275	1,383,915

Expenses
Net losses and LAE	193,775	145,220	718,233	655,487
Net acquisition expenses	59,716	63,938	242,715	220,330
Net change in fair value of derivatives	5,700	2,007	14,114	5,007
Other underwriting expenses	14,275	18,159	63,744	74,312
Corporate expenses	5,990	7,959	24,464	29,281
Net foreign currency exchange (gains) losses	3,497	112	6,760	(2,775)
Interest expense	4,753	5,102	19,006	21,470
Total expenses	287,706	242,497	1,089,036	1,003,112

Income before income tax expense	71,805	112,842	239,239	380,803
Income tax expense	7,753	10,650	12,999	23,825

Net income	64,052	102,192	226,240	356,978
Preferred dividends	2,602	2,602	10,408	10,408

Net income attributable to common shareholders	$61,450	99,590	215,832	$346,570

Basic
Weighted average common shares outstanding	47,363	55,838	49,310	58,631
Basic earnings per common share	$1.30	1.78	4.38	$5.91

Diluted
Adjusted weighted average common shares outstanding	54,499	63,761	56,855	66,404
Diluted earnings per common share	$1.18	1.60	3.98	$5.38

Comprehensive income
Net income	$64,052	102,192	226,240	$356,978
Other comprehensive income (loss), net of deferred taxes	(18,730)	19,772	(164,648)	19,950
Comprehensive income	$45,322	121,964	61,592	$376,928

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended December 31, 2008 and 2007
($ in thousands)

Three Months Ended December 31, 2008 (Unaudited)	Property and Marine	Casualty	Finite Risk	Total
Segment underwriting results
Net premiums written	$138,546	94,789	3,957	$237,292
Net premiums earned	152,241	118,241	3,756	274,238
Net losses and LAE	118,035	84,818	(9,078)	193,775
Net acquisition expenses	21,697	27,041	10,978	59,716
Other underwriting expenses	8,718	5,248	309	14,275
Total underwriting expenses	148,450	117,107	2,209	267,766
Segment underwriting income	$3,791	1,134	1,547	6,472

Net investment income				42,537
Net realized gains on investments				42,931
Net change in fair value of derivatives				(5,700)
Net foreign currency exchange losses				(3,497)
Other expense				(195)
Corporate expenses not allocated to segments				(5,990)
Interest expense				(4,753)
Income before income tax expense				$71,805

GAAP underwriting ratios:
Loss and LAE	77.5%	71.7%	(241.7%)	70.7%
Acquisition expense	14.3%	22.9%	292.3%	21.8%
Other underwriting expense	5.7%	4.4%	8.2%	5.2%
Combined	97.5%	99.0%	58.8%	97.7%

Three Months Ended December 31, 2007
Segment underwriting results
Net premiums written	$105,581	128,660	6,794	$241,035
Net premiums earned	129,065	166,054	6,893	302,012
Net losses and LAE	46,133	103,961	(4,874)	145,220
Net acquisition expenses	17,603	40,470	5,865	63,938
Other underwriting expenses	9,726	7,731	702	18,159
Total underwriting expenses	73,462	152,162	1,693	227,317
Segment underwriting income	$55,603	13,892	5,200	74,695

Net investment income				53,556
Net realized gains on investments				1,655
Net change in fair value of derivatives				(2,007)
Net foreign currency exchange losses				(112)
Other expense				(1,884)
Corporate expenses not allocated to segments				(7,959)
Interest expense				(5,102)
Income before income tax expense				$112,842

GAAP underwriting ratios:
Loss and LAE	35.7%	62.6%	(70.7%)	48.1%
Acquisition expense	13.6%	24.4%	85.1%	21.2%
Other underwriting expense	7.5%	4.7%	10.2%	6.0%
Combined	56.8%	91.7%	24.6%	75.3%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Twelve Months Ended December 31, 2008 and 2007
($ in thousands)

Twelve Months Ended December 31, 2008 (Unaudited)	Property and Marine	Casualty	Finite Risk	Total
Segment underwriting results
Net premiums written	$593,087	430,084	14,394	$1,037,565
Net premiums earned	599,110	503,300	12,386	1,114,796
Net losses and LAE	397,200	337,051	(16,018)	718,233
Net acquisition expenses	90,816	125,934	25,965	242,715
Other underwriting expenses	38,492	23,982	1,270	63,744
Total underwriting expenses	526,508	486,967	11,217	1,024,692
Segment underwriting income	$72,602	16,333	1,169	90,104

Net investment income				186,574
Net realized gains on investments				26,568
Net change in fair value of derivatives				(14,114)
Net foreign currency exchange losses				(6,760)
Other income				337
Corporate expenses not allocated to segments				(24,464)
Interest expense				(19,006)
Income before income tax expense				$239,239

GAAP underwriting ratios:
Loss and LAE	66.3%	67.0%	(129.3%)	64.4%
Acquisition expense	15.2%	25.0%	209.6%	21.8%
Other underwriting expense	6.4%	4.8%	10.3%	5.7%
Combined	87.9%	96.8%	90.6%	91.9%

Twelve Months Ended December 31, 2007
Segment underwriting results
Net premiums written	$505,010	584,605	30,192	$1,119,807
Net premiums earned	502,291	637,856	32,941	1,173,088
Net losses and LAE	195,398	444,701	15,388	655,487
Net acquisition expenses	68,351	145,969	6,010	220,330
Other underwriting expenses	42,422	29,194	2,696	74,312
Total underwriting expenses	306,171	619,864	24,094	950,129
Segment underwriting income	$196,120	17,992	8,847	222,959

Net investment income				214,222
Net realized losses on investments				(1,222)
Net change in fair value of derivatives				(5,007)
Net foreign currency exchange gains				2,775
Other expense				(2,173)
Corporate expenses not allocated to segments				(29,281)
Interest expense				(21,470)
Income before income tax expense				$380,803

GAAP underwriting ratios:
Loss and LAE	38.9%	69.7%	46.7%	55.9%
Acquisition expense	13.6%	22.9%	18.2%	18.8%
Other underwriting expense	8.4%	4.6%	8.2%	6.3%
Combined	60.9%	97.2%	73.1%	81.0%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.